UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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TIER REIT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIER REIT, INC.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	12:00 p.m. local time on Thursday, December 3, 2015

PLACE:	Hilton Dallas/Park Cities
5954 Luther Lane
Dallas, Texas 75225

ITEMS OF BUSINESS:	(1) To elect eight individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2) To hold a non-binding, advisory vote on the compensation of our named executive officers;

(3) To approve the TIER REIT, Inc. 2015 Equity Incentive Plan;

(4) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year; and

(5) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

RECORD DATE:	You can vote if you are a stockholder of record as of the record date, the close of business on September 8, 2015.

ANNUAL REPORT:

Our 2014 Annual Report, which is not a part of the proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on March 18, 2015.  Stockholders eligible to vote at the Annual Meeting that were not stockholders of record as of the close of business on March 18, 2015 will receive a copy of our 2014 Annual Report enclosed with this proxy statement.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The proxy statement, including a form of proxy, and our 2014 Annual Report are available online at www.tierreit.com/proxy.

PROXY VOTING:

Your vote is very important. We encourage you to read this proxy statement and submit your proxy as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy for the annual meeting by completing, signing, dating and returning the proxy card sent to you in the pre-addressed, postage-paid envelope provided with this proxy statement or by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

Telisa Webb Schelin
Chief Legal Officer, Executive Vice President & Secretary

i

ii

TIER REIT, INC.

5950 Sherry Lane, Suite 700

Dallas, Texas 75225

Proxy Statement

2015 Annual Meeting of Stockholders

To Be Held Thursday, December 3, 2015

We are providing these proxy materials in connection with the solicitation by TIER REIT, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), of proxies for use at the 2015 Annual Meeting of Stockholders to be held on Thursday, December 3, 2015, at 12:00 p.m. local time at the Hilton Dallas/Park Cities located at 5954 Luther Lane, Dallas, Texas 75225, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders.

This proxy statement, the proxy card and voting instructions are first being mailed or given to stockholders on or about September 18, 2015.

Annual Report

On April 27, 2015, our Annual Report for the year ended December 31, 2014 (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”)) was mailed to each of our stockholders of record as of the close of business on March 18, 2015.  Stockholders eligible to vote at the Annual Meeting that were not stockholders of record as of the close of business on March 18, 2015 will receive a copy of our Annual Report enclosed with this proxy statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through our website at www.tierreit.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report on Form 10-K by writing or telephoning us at the following address:  5950 Sherry Lane, Dallas, Texas 75225, (972) 483-2400.

Stockholders Entitled to Vote

Holders of our common stock and the Company’s Series A participating, voting, convertible preferred stock, referred to herein as the “Series A Preferred Stock,” at the close of business on the record date are entitled to receive this notice and to vote their shares at the annual meeting.  As of the record date, there were 47,433,489 shares of our common stock and 10,000 shares of Series A Preferred Stock outstanding.  Each share of outstanding common stock and Series A Preferred Stock is entitled to one vote on each matter properly brought before the annual meeting. There is no cumulative voting. Our board of directors approved a one-for-six reverse stock split of our common stock that became effective on June 2, 2015, and the number of shares of common stock throughout this proxy statement is adjusted to reflect the reverse stock split.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. Please save us the expense of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided with this proxy statement.  Voting by proxy will not limit your right to vote at the annual meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

All proxies that have been properly authorized and not revoked will be voted at the annual meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted: (1) FOR the election of each of the eight director nominees named in Proposal One; (2) FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as set forth in Proposal Two; (3) FOR the approval of the TIER REIT, Inc. 2015 Equity Incentive Plan as set forth in Proposal Three; and (4) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year as set forth in Proposal Four.  With respect to any other business that may properly come before the stockholders for a vote at the annual meeting, your shares will be voted in the discretion of the holders of the proxy.

Quorum Requirement and Required Vote

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the meeting.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to any other item submitted for stockholder approval. Broker non-votes are shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares.  Withheld votes, abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

With respect to Proposal One, directors are elected by a plurality of the votes cast.  With respect to the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as set forth in Proposal Two, the approval of the TIER REIT, Inc. 2015 Equity Incentive Plan as set forth in Proposal Three, and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year as set forth in Proposal Four, the affirmative vote of a majority of votes cast is required for approval.  A majority of votes cast means that the number of shares voted FOR a proposal exceeds the number of votes cast AGAINST the proposal.  With respect to the approval of the TIER REIT, Inc. 2015 Equity Incentive Plan as set forth in Proposal Three, the rules of the New York Stock Exchange (the “NYSE”) also require that votes FOR the proposal must be at least a majority of all of the votes cast on the proposal (including votes FOR and AGAINST and abstentions).

Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors in Proposal One and no impact on the non-binding, advisory vote on the compensation of our named executive officers in Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year as set forth in Proposal Four or, with the exception of the proposal to approve the TIER REIT, Inc. 2015 Equity Incentive Plan as set forth in Proposal Three, each other matter expected to be voted on at the annual meeting. With respect to the approval of the TIER REIT, Inc. 2015 Equity Incentive Plan as set forth in Proposal Four, abstentions are considered votes cast under NYSE rules and thus will have the same effect as a vote against the proposal, but broker non-votes are not considered votes cast.

Proxy Voting By Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access may also submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions.  If you choose not to authorize a proxy by telephone or Internet, please complete, sign and return the enclosed proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of your revocation to the Company’s corporate secretary;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the annual meeting, provided that attending the annual meeting will not revoke your proxy unless you specifically so request.

Information Regarding Tabulation of the Vote

Broadridge Financial Solutions, Inc. will tabulate all votes cast at the annual meeting and will act as the inspector of election at the annual meeting.

Proxy Solicitation

We will bear the entire cost of soliciting proxies, including the cost associated with preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged Morrow & Co., LLC to assist with the solicitation of proxies and expect to pay Morrow & Co., LLC an aggregate fee of up to approximately $75,000 for these services.  Further, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Our officers and employees may also solicit proxies, but they will not be paid additional compensation for doing so.

Interest of Certain Persons in Matters to Be Acted On

Except as described below, no director, executive officer or person who has served as director or executive officer at any time since January 1, 2014, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting. As part of our self-management transaction completed in August 2012, Behringer Harvard REIT I Services Holdings, LLC (“Services Holdings”) has the right to designate two nominees to serve as directors of the Company, so long as certain conditions described in the Master Modification Agreement, dated August 31, 2012, including with respect to the ownership of shares of Series A Preferred Stock, are satisfied.  These nominees must be reasonably acceptable to the nominating committee.  As described herein, Services Holdings has designated Messrs. Aisner and Mattox as nominees to serve on our board.  As a result of the Company’s listing on the NYSE in July 2015, an automatic conversion of the Series A Preferred Stock was triggered. The determination of the number of shares of our common stock to be issued as a result of the conversion of the Series A Preferred Stock will occur on March 1, 2016, in accordance with the terms of the Series A Preferred Stock, and the nomination right will terminate at that time.

Other Matters

We are not aware of any other matter to be presented at the annual meeting.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the annual meeting.  If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.

Generally, any stockholder seeking to make a nomination or bring other business before the annual meeting must provide, among other things, written notice to our corporate secretary not later than the deadline for such proposals, which was previously disclosed to stockholders. We did not receive notice of any proposals prior to the deadline.

PROPOSAL ONE – ELECTION OF DIRECTORS

The board of directors currently consists of eight members, five of whom (Richard I. Gilchrist, Charles G. Dannis, Thomas M. Herzog, Steven W. Partridge and G. Ronald Witten) have been determined by the board of directors to be “independent” under the independence standards of the NYSE.  The board of directors has proposed the following nominees for election as directors:  Richard I. Gilchrist, Robert S. Aisner, Charles G. Dannis, Scott W. Fordham, Thomas M. Herzog, M. Jason Mattox, Steven W. Partridge and G. Ronald Witten.  The nominating committee recommended, and the board approved, these eight individuals to serve as members of the board on August 31, 2015.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his successor has been elected and qualified, if any, or until his earlier death, resignation or retirement.  The persons named on the enclosed proxy card intend to vote the proxy for the election of each of the eight nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

Vote Required

A plurality of the votes cast is required to elect each director.

The following provides information for each nominee, about the nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES DESCRIBED BELOW TO BE ELECTED AS DIRECTORS.

Richard I. Gilchrist, 69, has served as our non-executive chairman of the board since June 2015 and as an independent director since July 2014. Mr. Gilchrist has served as Senior Advisor to The Irvine Company (“Irvine”) since July 2011 and previously served as President of Irvine’s Investment Properties Group (“IPG”) from 2006 to July 2011. Irvine is a privately held company known as a best-of-class master planner and long-term owner, investor and operator of a large and diversified real estate portfolio. In his role as IPG President, Mr. Gilchrist guided Irvine’s office, retail, resort and apartment properties in Southern California and Silicon Valley, including development, marketing and management. Prior to joining Irvine, Mr. Gilchrist served as President and Co-Chief Executive Officer of Maguire Properties, Inc., where he oversaw significant growth in the company’s portfolio through acquisitions and development, and spearheaded its successful initial public offering in 2003. Before joining Maguire Properties, Mr. Gilchrist served as Chief Executive Officer and President of the privately held REIT, Commonwealth Atlantic Properties. Mr. Gilchrist currently serves as a member of the Whittier College Board of Trustees and the UCLA School of Law Board of Advisors. He previously served as Chairman of the Whittier College Board of Trustees and was also a co-founder and managing partner of CommonWealth Partners, LLC, an advisor and venture partner with the California Public Employees’ Retirement System, and a senior partner of Maguire Thomas Partners, a national real estate developer and operator. Mr. Gilchrist currently serves as a director of Ventas, Inc. (NYSE: VTR) and Spirit Realty Capital, Inc. (NYSE: SRC) and has previously served as a director of BioMed Realty Trust, Inc. (NYSE: BMR) (2007-2014) and Nationwide Health Properties, Inc. (formerly NYSE: NHP) (2008-2011).

Our board believes that Mr. Gilchrist’s professional experience and other board service make him well-qualified to serve on our board.

Robert S. Aisner, 68, has been a director since June 2003 and served as our chief executive officer and president until February 2013. Mr. Aisner also serves as the chief executive officer and president of our former advisor, BHT Advisors, LLC (“BHT Advisors”), and our former property manager, HPT Management Services, LLC (“HPT Management”). Mr. Aisner is the chief executive officer of Behringer Harvard Holdings, LLC (“BHH”), the parent company of the Behringer organization, and currently serves in an executive capacity for each of the Behringer-sponsored programs.

Mr. Aisner has over 30 years of commercial real estate experience involving acquiring, managing and disposing of various types of commercial real estate properties located in the United States and abroad. From 1996 until joining the Behringer organization in 2003, Mr. Aisner served as executive vice president of AMLI Residential Properties Trust, formerly a NYSE-listed REIT focused on the development, acquisition and management of upscale apartment communities, which served as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, and served in various other executive officer positions for several AMLI-affiliated companies. Mr. Aisner also served on AMLI’s executive committee and investment committee. From 1994 to 1996, Mr. Aisner owned and operated Regents Management, Inc. which had both a multifamily development and construction group and a general commercial property management group. From 1984 to 1994, Mr. Aisner served as vice president of HRW Resources, Inc., a real estate development and management company. Mr. Aisner received a bachelor of arts degree from Colby College and a masters of business administration degree from the University of New Hampshire.

Our board believes that Mr. Aisner is qualified to serve as one of our directors for a variety of reasons, including his over 30 years of commercial real estate experience, which the board believes provides both the necessary depth and breadth of experience. Mr. Aisner, along with Mr. Mattox, was designated by Services Holdings to serve on our board of directors.

Charles G. Dannis, 66, served as our non-executive chairman of the board from February 2013 to June 2015 and has served as an independent director since February 2003. Mr. Dannis has over 35 years of experience in the commercial real estate industry, having been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1977, and had been employed by the firm until it was merged into National Valuation Consultants, Inc. in January 2015, where he is a Senior Managing Director.  He is past treasurer and member of the board of the National Council of Real Estate Investment Fiduciaries (1997-2001; 2015-present) and past chairman of its valuation committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics at the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools; he also is an award-winning teacher for the Mortgage Bankers Association of America’s School of Mortgage Banking. He is a member of the Appraisal Institute. Mr. Dannis received a bachelor of business administration degree from Southern Methodist University.  He currently serves on the boards of the Dallas Marathon (Chairman Emeritus), The Friends of the Katy Trail, The Shelton School and The Folsom Institute For Real Estate at SMU.

Our board believes Mr. Dannis’ professional experience, along with his experience as an educator, uniquely qualifies him for service on our board.

Scott W. Fordham, 47, is our chief executive officer and president and has been a director since July 2014. Mr. Fordham has more than 20 years of experience in corporate finance and accounting with an emphasis on capital markets, financial forecasting and strategy, and accounting practices for public companies. His experience includes over 20 years in the real estate industry and more than 17 years with real estate investment trusts. From January 2007 until joining the Behringer organization in May 2008, he served as senior vice president and chief accounting officer for Apartment Investment and Management Company (Aimco), a publicly traded REIT (NYSE: AIV). From November 1992 to December 2006, Mr. Fordham held various finance and accounting positions with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as chief accounting officer from May 2004 to December 2006. Mr. Fordham was also previously employed by PricewaterhouseCoopers LLP. Mr. Fordham is a certified public accountant and received a bachelor of business administration degree in accounting from Baylor University.

Our board believes that Mr. Fordham’s real estate knowledge and executive leadership experience make him well-suited to serve on our board.

Thomas M. Herzog, 53, has served as an independent director since April 2015.  Mr. Herzog has served as Chief Financial Officer of UDR, Inc. (NYSE: UDR), a leading multifamily real estate investment trust, since January 2013. Previously, Mr. Herzog served as Chief Financial Officer at each of Amstar, a Denver-based real estate investment company, from 2011 to 2013; HCP, Inc. (NYSE: HCP), a fully integrated REIT serving the healthcare industry, from 2009 to 2011; and Apartment Investment and Management Company (Aimco) (NYSE: AIV) from 2005 to 2009. Mr. Herzog also held the position of Chief Accounting Officer at Aimco from 2004 to 2005. Prior to joining Aimco, Mr. Herzog spent four years at GE Real Estate as an executive and ten years at the accounting firm Deloitte & Touche LLP.

Our board believes that Mr. Herzog’s extensive industry and executive experience make him well-suited to serve on our board.

M. Jason Mattox, 40, has been a director since February 2013. Mr. Mattox is executive vice president and chief operating officer of BHH. He has served as an executive officer and principal of BHH since its inception and holds similar positions within Behringer-sponsored companies. Mr. Mattox served as vice president of Harvard Property Trust, Inc. from 1997 to 2002, where he was a member of its investment committee and served as an asset manager for commercial office assets, industry association liaison, marketing project manager, and an acquisitions officer during his tenure. From 1999 to 2001, Mr. Mattox served as vice president of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc. Mr. Mattox is a member of the National Advisory Board of the University of Colorado Real Estate Center, a board member of the SMU Cox Folsom Institute for Real Estate, and a board member of both The Real Estate Council Foundation and The Real Estate Council Political Action Committee. Mr. Mattox received a bachelor of business administration degree, with honors, and a bachelor of science degree, cum laude, from Southern Methodist University in Dallas, Texas.

Our board believes that Mr. Mattox’s varied positions and experience make him well-suited to serve on our board. Mr. Mattox, along with Mr. Aisner, was designated by Services Holdings to serve on our board of directors.

Steven W. Partridge, 57, has served as an independent director since October 2003. Mr. Partridge has over 25 years of commercial real estate and related accounting experience. Since June 2015, Mr. Partridge has served as chief financial officer of International Capital, LLC, and from June 2013 until June 2015, Mr. Partridge served as chief financial officer of Tricom Real Estate Group. From 2011 to May 2013, he performed consulting services for various commercial real estate companies. From October 1997 to January 2011, Mr. Partridge served as chief financial officer and senior vice president of Coyote Management, LP, a real estate limited partnership that owned, managed and leased regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a director of accounting and finance, asset manager, and then vice president of asset management with Lend Lease Real Estate Investments, a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management. Mr. Partridge has been licensed as a certified public accountant for over 25 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers and the CCIM Institute with a certified commercial investment member designation. Mr. Partridge received a bachelor of accountancy degree, cum laude, and a master of accountancy degree from the University of Mississippi.

Through his experience as a licensed certified public accountant, our board believes that Mr. Partridge provides valuable insight and advice as an independent director and a member of our audit committee, particularly in the area of financial risk exposures, the financial reporting process and our system of internal control.

G. Ronald Witten, 64, has served as an independent director since April 2004. Mr. Witten has over 40 years of experience in the commercial real estate industry. Since January 2001, Mr. Witten has served as president of Witten Advisors, LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisition opportunities in major markets. Mr. Witten began his career in 1973 at M/PF Research, Inc., a national leader in apartment market data and market analysis, and served as its president from 1978 to 2000. Mr. Witten has been an active member of the Urban Land Institute, where he served as chairman of both the Multi-Family Silver Council and the Multi-Family Gold Council, and the National Multi Housing Council and its research advisory group. Mr. Witten received a bachelor of business administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Our board believes that Mr. Witten’s knowledge of, and experience with, market analysis makes him well-suited to serve on our board.

GOVERNANCE AND BOARD MATTERS

Independence

Our charter and the rules of the NYSE require a majority of the members of our board of directors to qualify as “independent.” Our charter defines an “independent director” as a director who satisfies the independence requirements under the rules and regulations of the NYSE as in effect from time to time.  To qualify under the NYSE independence standards, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Consistent with the NYSE independence standards, our board has reviewed all relevant transactions or relationships between each director, or any of his family members, and the Company, our management team and our independent registered public accounting firm.  The board has concluded that each of Richard I. Gilchrist, Charles G. Dannis, Thomas M. Herzog, Steven W. Partridge and G. Ronald Witten, a majority of the members of our board, is “independent” under the independence standards of the NYSE.

Board Leadership Structure and Risk Oversight

We have a bifurcated chairman of the board and executive leadership arrangement. Mr. Gilchrist serves as our non-executive chairman of the board, and Mr. Fordham is our president and chief executive officer.  Our board believes that having separate persons serving in the roles of chairman of the board and president and chief executive officer enables Mr. Fordham, as president and chief executive officer, to focus his efforts on setting our strategic direction as well as to provide day-to- day leadership and allows Mr. Gilchrist the opportunity to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure is presently the best governance model for the Company and our stockholders.

Each board member is kept apprised of our business and developments impacting our business, and each director has complete and open access to our executive officers and management team.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports made to the board and its committees by our management team, including reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the approval by the board of directors of all material transactions, including, among others, financing transactions and acquisitions and dispositions of properties, and (3) regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a real estate investment trust, or REIT, for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2014, the board met 14 times and acted by unanimous written consent two times.  Each of the persons nominated for election to the board who served as directors during 2014 attended at least 75% of the aggregate number of meetings of the board and the meetings of the committees on which he served.  We encourage our directors to attend our annual meeting of stockholders.  In 2014, Messrs. Dannis, Fordham, Mattox, Partridge and Witten attended the annual meeting of stockholders.

The board of directors has established three permanent committees:  the audit committee, the compensation committee and the nominating committee.  Each member of our audit committee (Messrs. Herzog, Partridge and Witten), compensation committee (Messrs. Dannis, Gilchrist and Herzog) and nominating committee (Messrs. Gilchrist, Partridge and Witten) has been determined by the board to be “independent” under the independence standards of the NYSE.  In addition, each member of the audit committee has been determined to be “independent” under the rules of the SEC. Each committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.tierreit.com. During the fiscal year ended December 31, 2014, the audit committee met seven times, the compensation committee met ten times, and the nominating committee met five times.

Audit Committee. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures, and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal control that management has established and the audit and financial reporting process.  Mr. Partridge is the chairman of the audit committee, and our board of directors has determined that each of Messrs. Herzog and Partridge is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.   The compensation committee assists the board of directors in discharging its responsibility in all matters of compensation practices, including any salary, bonus and other forms of compensation that we may pay to our executive officers and our directors.  In addition to establishing the compensation for our executive officers and making recommendations regarding the compensation of the non-employee directors, the primary duties of the committee include approving all stock option grants, restricted stock awards, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares of common stock.  The compensation committee is also charged with overseeing our executive compensation policies and our equity compensation programs. Mr. Dannis is the chairman of the compensation committee.

Nominating Committee. The nominating committee is responsible for recommending nominees to serve on our board of directors and overseeing the applicable corporate governance guidelines and policies of the Company, particularly as these policies relate to the selection of persons to serve on the board.  The nominating committee considers all nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors perform a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time.  The committee periodically reviews and recommends any updates to this criteria as deemed necessary.  As stated in the nominating committee charter, diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates.   The nominating committee evaluates the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our bylaws is no different than the process for evaluating other candidates considered by the nominating committee. Mr. Witten is the chairman of the nominating committee.

As noted above, as part of the self-management transaction, Services Holdings has the right to designate two nominees to serve as directors so long as certain conditions described in the Master Modification Agreement, including with respect to the ownership of shares of Series A Preferred Stock, are satisfied.  These nominees must be reasonably acceptable to our nominating committee.  As noted herein, Services Holdings designated Messrs. Aisner and Mattox to serve as directors.  Our nominating committee found these two nominees to be reasonably acceptable and recommended their nomination.  As a result of the Company’s listing on the NYSE in July 2015, an automatic conversion of the Series A Preferred Stock was triggered. The determination of the number of shares of our common stock to be issued as a result of the conversion of the Series A Preferred Stock will occur on March 1, 2016, in accordance with the terms of the Series A Preferred Stock, and the nomination right will terminate at that time.

Special Committee.   From time to time, our board may form a special committee or committees comprised entirely of disinterested directors to evaluate a particular transaction or related party arrangement.  For example, special committees comprised entirely of our independent directors were formed to evaluate and negotiate the self- management transaction and to explore strategic alternatives for the Company.  Neither these committees nor any other special committee that may be formed are standing or permanent committees of the board.

Executive Sessions of Non-Management Directors

Our non-management directors meet regularly in separate executive sessions without management participation. The executive sessions are chaired by Mr. Gilchrist, our chairman of the board.

Communication with Directors

We have established procedures for stockholders and other interested parties to communicate directly with our board of directors. These parties may contact the board by mail at: Chairman of the TIER REIT, Inc. Audit Committee, 6125 Luther Lane, #105, Dallas, Texas 75225. The chairman of the audit committee receives all communications made by this means and relays all communications to the board of directors.

Code of Business Conduct Policy

Our board of directors has adopted a Code of Business Conduct Policy that, along with the charters adopted by the audit, compensation and nominating committees as well as other Company policies and procedures, including our Corporate Governance Guidelines, provides the framework for our corporate governance. The policy describes ethical and legal principles and applies to all of the Company’s employees, as well as all of the Company’s officers, directors and contract personnel. A complete copy of the policy can be found at www.tierreit.com. Printed copies are available to any stockholder without charge by writing to us at: Corporate Secretary, 5950 Sherry Lane, Suite 700, Dallas, Texas 75225. We intend to disclose on this website any amendment to, or waiver of, any provision of this policy applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, that would otherwise be required to be disclosed under the rules of the SEC.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that address certain matters relating to corporate governance and set forth procedures by which the board carries out certain of its responsibilities.  A complete copy of the Corporate Governance Guidelines can be found at www.tierreit.com. Printed copies are available to any stockholder without charge by writing to us at: Corporate Secretary, 5950 Sherry Lane, Suite 700, Dallas, Texas 75225.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee during 2014, Richard I. Gilchrist, Charles G. Dannis, Steven W. Partridge or G. Ronald Witten, served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2014, or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2014, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director and officer and each person beneficially owning more than 10% of a registered security of the Company to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all these forms they file. Based solely on a review of the copies of such forms, and amendments thereto, if any, furnished to the Company during and with respect to the fiscal year ended December 31, 2014, or written representations that no additional forms were required, we believe that our officers, directors, and greater than 10% beneficial owners complied with these filing requirements and filed on a timely basis in 2014.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of September 1, 2015, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each named executive officer, and our directors and executive officers as a group.  The percentage of beneficial ownership is calculated based on 47,433,489 shares of common stock outstanding as of September 1, 2015. Our board of directors approved a one-for-six reverse stock split of our common stock that became effective on June 2, 2015, and the number of shares of common stock is adjusted to reflect the reverse stock split. Services Holdings owns all of the issued and outstanding shares of Series A Preferred Stock and is a wholly owned subsidiary of BHH.  As described above, such shares of Series A Preferred Stock will convert into shares of common stock as a result of our listing on the NYSE.

	Amount and Nature of

Name and Address of Beneficial Owner (1)	Beneficial Ownership (2)	Percentage of Class (2)

Richard I. Gilchrist	1,653	*
Robert S. Aisner(3)	–	–
Charles G. Dannis(4)	4,631	*
Thomas M. Herzog	–	–
M. Jason Mattox(5)	16	*
Steven W. Partridge(6)	5,569	*
G. Ronald Witten(6)	5,808	*
Scott W. Fordham(7)	95,207	*
Dallas E. Lucas(8)	18,968	*
William J. Reister(9)	42,790	*
Telisa Webb Schelin(10)	30,420	*
James E. Sharp(11)	11,321	*
All current directors and executive officers as a group (twelve persons)	216,383	*

*  Less than 1%.

(1)           The address of Ms. Schelin and each of Messrs. Gilchrist, Dannis, Herzog, Partridge, Witten, Fordham, Lucas, Reister and Sharp is c/o TIER REIT, Inc., 5950 Sherry Lane, Suite 700, Dallas, Texas 75225.  The address of each of Messrs. Aisner and Mattox is c/o Behringer, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(2)           For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding consists of:  (1) 47,433,489 shares of common stock outstanding as of September 1, 2015, which includes shares of restricted stock, and (2) shares of common stock issuable pursuant to options held by the respective person that may be exercised within 60 days following September 1, 2015; it does not include (1) 10,000 shares of Series A Preferred Stock owned by Services Holdings, or (2) restricted stock units held by the independent directors convertible into shares of common stock upon certain events or at specified future dates not within 60 days following September 1, 2015.  Beneficial ownership is determined in accordance with the SEC rules that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)              Does not include 3,666 shares of common stock owned by BHH, of which Mr. Aisner controls the disposition of approximately 4% of the limited liability company interests, or 10,000 shares of Series A Preferred Stock owned by Services Holdings.

(4)           Includes vested options exercisable into 4,165 shares of common stock; does not include 4,062 restricted stock units.

(5)           Does not include 3,666 shares of common stock owned by BHH, of which Mr. Mattox controls the disposition of approximately 1.5% of the limited liability company interests, or 10,000 shares of Series A Preferred Stock owned by Services Holdings.

(6)           Includes vested options exercisable into 4,165 shares of common stock; does not include 3,023 restricted stock units.

(7)           Includes 80,471 restricted shares of common stock.

(8)           Includes 18,968 restricted shares of common stock.

(9)           Includes 35,078 restricted shares of common stock.

(10)     Includes 24,915 restricted shares of common stock.

(11)     Includes 9,332 restricted shares of common stock.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The audit committee’s responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair presentation of the Company’s results. The audit committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the audit committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (AS 16).

In addition, the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter provided to the audit committee by the independent registered public accounting firm, as required by applicable requirements of the PCAOB. The audit committee has concluded that the independent registered public accounting firm is independent from the Company.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The audit committee also has reviewed and discussed the audited financial statements with management.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. In addition, the audit committee has selected, and the board of directors has ratified the selection of, the Company’s independent registered public accounting firm. The following independent directors, who constitute the audit committee, provide the foregoing report.

AUDIT COMMITTEE:*

Steven W. Partridge, Chairman
G. Ronald Witten
Charles G. Dannis**

*Mr. Herzog is also a current member of the audit committee but was not a member at the time of our filing of the 2014 Annual Report on Form 10-K.

**Mr. Dannis continues to serve on the board but is no longer a member of the audit committee. He is included here because he was a member of the audit committee at the time of our filing of the 2014 Annual Report on Form 10-K.

The foregoing report shall not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

COMPENSATION COMMITTEE REPORT

The compensation committee has certain duties and powers as described in its charter.   The compensation committee is currently comprised of the three independent directors named at the end of this report, each of whom is “independent” under the independence standards of the NYSE.   The compensation committee has furnished the following report on executive compensation for the fiscal year ended December 31, 2014.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this proxy statement (the “CD&A”).  Based on this review and the committee’s discussions, the compensation committee has recommended and approved the CD&A included in this proxy statement on Schedule 14A.

COMPENSATION COMMITTEE:*

Charles G. Dannis, Chairman
Richard I. Gilchrist
Steven W. Partridge**

*Mr. Herzog is also a current member of the compensation committee but was not a member at the time of the review, discussions and recommendation with respect to the Compensation Discussion and Analysis included in this proxy statement.

** Mr. Partridge continues to serve on the board but is no longer a member of the compensation committee. He is included here because he was a member of the compensation committee at the time of the review, discussions and recommendation with respect to the Compensation Discussion and Analysis.

The foregoing report shall not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

EXECUTIVE OFFICERS

The following individuals serve as our executive officers.  Our executive officers are elected annually by our board of directors, and each of these executive officers will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.  The biography of our president and chief executive officer Mr. Fordham, who is also a member of our board, is set forth above.

Dallas E. Lucas, 53, is our chief financial officer and treasurer. Prior to joining the Company in May 2014, Mr. Lucas served as chief financial officer of Intrawest ULC (“Intrawest”) from July 2012 to October 2013. Intrawest is a developer and operator of destination resorts. Prior to joining Intrawest, Mr. Lucas was a founding partner of Pacshore Partners, a Los Angeles-based real estate investment company. He also served as chief executive officer and president and as a director of Pacific Office Properties Trust, Inc., a publicly traded REIT, from September 2007 to August 2009. He served as executive vice president and chief financial officer of Maguire Properties, Inc., a publicly traded REIT, from July 2002 to March 2007, and he served as chief financial officer and vice president and as a director of NorthStar Capital Investment Corp. from August 1998 to July 2002. From December 1993 to August 1998, he served as senior vice president and chief financial officer of Crescent Real Estate Equities Inc., a publicly traded REIT. He began his career as an auditor with Arthur Andersen & Company in 1984 until joining Crescent in 1993. He received a bachelor of business administration degree in accounting from the University of Oklahoma.

William J. Reister, 55, is our chief investment officer and executive vice president and previously served as our senior vice president – capital markets. Mr. Reister has over 25 years of experience in the commercial real estate industry, including investment management, finance, acquisitions, dispositions, leasing, property management, accounting and reporting. Prior to joining the Behringer organization in November 2009, from 1996 to 2008, Mr. Reister was a senior officer with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN). During his tenure with Prentiss, he was responsible for acquisition, disposition, leasing, asset management and operations activities of its portfolio of office properties located in Dallas, Austin, Houston, Denver and Southern California. Prior to this role, Mr. Reister was a senior corporate finance officer responsible for portfolio level acquisitions and financing. Mr. Reister was also a member of the executive team that formed Prentiss upon its successful initial public offering, which was the culmination of investments of Prentiss Properties Realty Advisors (“PPRA”), of which Mr. Reister was a founding officer. PPRA raised the institutional capital that was invested in what became the core portfolio of Prentiss. Prior to these activities, Mr. Reister was the senior operations controller for Prentiss Properties Limited, a corporate controller for Cadillac Fairview and a senior auditor for PricewaterhouseCoopers LLP. Mr. Reister received a bachelor of business administration degree in accounting from the University of Texas at Austin and is a former certified public accountant.

Telisa Webb Schelin, 43, is our chief legal officer, executive vice president and secretary. Ms. Schelin is responsible for all legal aspects of the Company, including corporate governance, public company reporting, securities offerings, mergers and acquisitions, investor relations, lease and contract administration, risk management, litigation management, human resources, employment and benefits matters, and finance, real estate, and commercial business transactions. Ms. Schelin has over 15 years of experience in the corporate, securities and regulatory environment. Prior to joining the Behringer organization in 2005, she was in private practice with Gardere Wynne Sewell LLP where she advised clients on a wide variety of corporate and securities matters. Ms. Schelin is licensed to practice law in Texas and Oklahoma and received a juris doctor degree with highest honors and a bachelor of arts degree in political science from the University of Tulsa.

James E. Sharp, 43, is our chief accounting officer and executive vice president. Mr. Sharp has more than 19 years of experience in accounting and auditing related to public and private real estate companies. From January 1996 until March 2000, and again from April 2003 until joining the Behringer organization in October 2010, he worked as an auditor in public accounting with Ernst & Young LLP, serving primarily public and private real estate companies, including various REITs, homebuilders and real estate investment companies. From March 2000 until March 2003, he served in an accounting and finance role with Terrabrook, a national master-planned community developer with a portfolio of over 50 communities in 20 states. Mr. Sharp is a certified public accountant and received a bachelor of business administration in accounting from the University of Texas at Austin.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We provide what we believe is a competitive total compensation package to our named executive officers through a combination of base salary, annual cash incentive compensation, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation philosophy, objectives, and practices with respect to our chief executive officer and president, our chief financial officer, and the other three most highly-compensated executive officers as of the end of 2014 as determined in accordance with applicable SEC rules, who are collectively referred to as our named executive officers or, in this “Compensation Discussion and Analysis” section, our executives. Our executives are as follows: Scott W. Fordham, chief executive officer and president; Dallas E. Lucas, chief financial officer and treasurer; William J. Reister, chief investment officer and executive vice president; Telisa Webb Schelin, chief legal officer, executive vice president and secretary; and James E. Sharp, chief accounting officer and executive vice president.

Executive Summary

In 2014 the Company successfully achieved the levels of performance with respect to the objective performance measures that are discussed in “–Elements of Executive Compensation–Annual Cash Incentive Compensation.” In addition, the Company accomplished several key objectives in 2014, including:

•                                In spite of expected downward pressure on occupancy in the first half of 2014, leased the portfolio and increased occupancy by approximately 280 basis points from a low of approximately 85.2% at March 31, 2014 to approximately 88.0% at December 31, 2014;

•                                In an effort to increase operating efficiencies and allocate capital to markets where we believe we can add value, further sharpened our geographic focus by selling City Hall Plaza, exiting the Manchester, New Hampshire, market and 222 South Riverside Plaza, one of our two remaining properties located in Chicago, Illinois;

•                                Mitigated interest rate and refinancing risk by addressing approximately $289.2 million of the approximately $1.2 billion of maturing debt in 2015 and 2016 by completing a new $475.0 million credit facility, consisting of a $250.0 million term loan and $225.0 million revolving line of credit, and effectively fixing the interest rate on the term loan at 3.7% for an approximate five-year term; and

•                                Redeployed limited capital into a strategic opportunity by entering into a swap transaction for 222 South Riverside Plaza, located in a market with lower-growth prospects, in exchange for cash and 5950 Sherry Lane, a property located in the Preston Center submarket of Dallas, Texas, a market that we believe has higher-growth prospects.

In determining the compensation of our executives, our compensation committee made a comprehensive assessment of our 2014 corporate performance and the personal performance of our executives. In light of our significant success in executing our key 2014 objectives and the level of achievement of our objective corporate performance measures and personal performance measures discussed under “Annual Cash Incentive Compensation” below, our compensation committee approved for each executive a level and mix of pay that it believes reflect our strong pay for performance philosophy.

As discussed under “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation” below, we considered our successful achievement of certain 2014 objective corporate performance measures and each executive’s role in the significant success we had in achieving our key 2014 objectives in determining annual cash incentive compensation and long-term equity incentive compensation. For example, as a result of such successes, our compensation committee awarded each executive between 116% and 123% of the established percentages of the executive’s target attributable to each of the objective performance measures and personal performance measures in determining cash incentive compensation and long-term equity incentive compensation.

The compensation paid to our executives in light of 2014 performance generally increased relative to 2013 primarily as a result of our success in executing our 2014 key objectives, our corporate performance based on certain objective measures and the performance of our executives in achieving the objective performance measures and personal performance measures discussed under “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation.”

Overview of Compensation Philosophy & Objectives

We seek to maintain a total compensation package that we believe provides fair, reasonable, and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of corporate and individual goals.

The compensation programs for our executives are designed to achieve the following objectives:

•	attract and retain top talent to ensure that we have high caliber executives;

•

create and maintain a performance-driven organization by providing upside compensation opportunity for outstanding performance and downside compensation risk in the event of performance below expectations;

•	align the interests of our executives and stockholders by motivating executives to achieve key corporate goals and objectives that should enhance stockholder value;

•

encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to both corporate and individual performance based on responsibilities and ability to influence financial and organizational results;

•

provide flexibility and allow for discretion in applying our compensation principles in order to appropriately reflect individual circumstances as well as changing business conditions and priorities; and

•	motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives, and reward them for meeting these objectives.

We believe our compensation programs are effectively designed and work in alignment with the interests of our stockholders and include a number of best practices, such as:

•	Our chief executive officer’s compensation generally places a greater emphasis (approximately 75%) on variable, performance-based compensation than typical market practice;

•	Approximately 45% of our chief executive officer’s pay opportunity is in the form of long-term, equity-based compensation; and

•

The employment agreements with our executives contain “clawback” provisions that require them to reimburse us for incentive-based compensation received to the extent their intentional misconduct results in the Company being required to file an accounting restatement.

Determination of Executive Compensation

Our executive compensation programs are administered by the compensation committee of our board of directors. The members of the compensation committee are: Charles G. Dannis (Chair), Richard I. Gilchrist and Thomas M. Herzog, each of whom is an independent director.  Steven W. Partridge, a current member of our board of directors, was a member of the compensation committee during 2014.  Mr. Herzog became a compensation committee member in June 2015, which is after the time of the review, discussions and recommendation with respect to the Compensation Discussion and Analysis included in this proxy statement.

The compensation committee sets the overall compensation strategy and compensation policies for our executives and directors. The compensation committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary and incentive compensation. The compensation committee will review its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that our executives are being rewarded in a manner that is consistent with our strategy.

The compensation committee is responsible for, among other things:

•                                evaluating the annual performance of the executives in light of corporate goals and objectives and determining their compensation, including annual base salary, annual cash incentive compensation, and long-term equity incentive compensation;

•                                approving and issuing equity incentive awards;

•                                reviewing and approving all benefit and compensation plans pertaining to our executives (other than those available to our employees generally); and

•                                advising on board compensation.

Our executive compensation program was originally designed and implemented in 2012 as part of the self-management transaction. In April 2012 in conjunction with the self-management transaction, the compensation committee engaged the services of FPL Associates, L.P. (“FPL Associates”), a nationally recognized compensation consulting firm specializing in the real estate industry, to assist in determining competitive executive compensation levels and the programs to implement. The compensation committee also worked with FPL Associates to negotiate employment agreements with our executives, develop additional incentive compensation programs, structures, or initiatives, and establish our director compensation program. As part of FPL Associates’ engagement, the compensation committee directed FPL Associates to, among other things, provide competitive market compensation data and make recommendations for pay levels for each component of our executive compensation. FPL Associates was engaged by the compensation committee during 2014 to provide current competitive market compensation data. In connection with their 2014 engagement, the committee determined that FPL Associates was an independent compensation consultant. During 2014, we paid FPL Associates approximately $41,000 in consulting fees.

It was favorably noted by the compensation committee that our stockholders approved our executive compensation program at the 2014 annual meeting. Holders of approximately 19.7 million shares of our common stock, or approximately 77% of the votes cast, voted FOR the advisory vote on executive compensation.

Competitive Benchmark Assessment

A key factor in determining levels of base and incentive compensation is the pay practices of our peer group, which consists of two groups: (1) publicly traded REITs with portfolios that are substantially comparable in asset type and/or portfolio location to the Company, and (2) other publicly traded REITs that are substantially comparable in size to the Company As part of its 2014 engagement, FPL Associates provided competitive market compensation data for peer groups that consisted of the following:

Asset-Based Peer Group

•	Brandywine Realty Trust	•	Kilroy Realty Corporation

•	Cousins Properties Incorporated	•	Mack-Cali Realty Corporation

•	Columbia Property Trust, Inc.	•	Piedmont Office Realty Trust, Inc.

•	Highwoods Properties, Inc.	•	Parkway Properties, Inc.

Size-Based Peer Group

•	Ashford Hospitality Trust, Inc.	•	Hersha Hospitality Trust

•	Cousins Properties Incorporated	•	Inland Real Estate Corporation

•	Education Realty Trust, Inc.	•	Pennsylvania Real Estate Investment Trust

•	First Potomac Realty Trust	•	Parkway Properties, Inc.

•	First Industrial Realty Trust, Inc.	•	Ramco-Gershenson Properties Trust

In establishing the amounts for base salaries and targets for short-term cash and long-term equity incentive compensation for our executives, the committee generally targeted the 25th percentile of the asset-based peer group described above and the median of the size-based peer group described above given the size of the Company compared to these peer groups. However, the committee also took into account other factors, including, among others, the individual experience and skills of, and expected contributions from, the executives.

The Role of Executive Officers in Compensation Decisions

Our chief executive officer consulted with the compensation committee regarding 2015 compensation levels for each of our executives (except for himself). Our chief executive officer annually reviews the performance of each of the other executives. Based on this review, he makes compensation recommendations to the compensation committee, including recommendations for performance targets, salary adjustments, annual cash incentive compensation, and long-term equity-based incentive awards. Although the compensation committee considers these recommendations along with data provided by its consultant, if any, it retains full discretion to set all compensation.

Elements of Executive Compensation

Base Salary. Our compensation committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. Subject to our existing contractual obligations, we expect our compensation committee to consider salary levels for our executives annually as part of our performance review process, as well as upon any promotion or other change in job responsibility. In May 2014 Mr. Fordham received a base salary adjustment of 55.1% when he was promoted to chief executive officer, and for 2015, based on the competitive market compensation data provided by the committee’s consultant, the executives received the following base salary adjustments: Mr. Fordham - 23.8%; Mr. Lucas - 2.9%; Mr. Reister - 15.2%; Ms. Schelin - 28.0%; and Mr. Sharp - 11.1%.

Mr. Fordham’s May 2014 salary increase reflected the increased responsibilities he assumed upon his promotion to chief executive officer and was based on the 25th percentile of our peer group at that time. The increased salaries of our executives for 2015 were made to generally target the 25th percentile of our asset-based peer group described above and the median of the size-based peer group described above based on the compensation committee’s review of competitive market compensation data provided by FPL in October 2014, which had not been updated since June 2012. The compensation committee further considered each executive’s strong performance in light of our successful achievement of key 2014 objectives.

The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the annual cash incentive compensation because each executive’s annual bonus target opportunity is expressed as a percentage of base salary. The following items are generally considered when determining base salary levels:

•                                market data provided by the compensation committee’s consultant;

•                                our financial resources; and

•                                the executive’s experience, scope of responsibilities, performance, and prospects.

Annual Cash Incentive Compensation. It is the intention of our compensation committee to make a meaningful portion of the executives’ compensation contingent on achieving certain performance measures each year. Based on each executive’s employment agreement, target cash incentive compensation for each of our executives is set as a percentage of base salary. For a description of the target cash incentive compensation for each of our executives, please see “–Employment Agreements” below. However, the committee has further established percentages of the target for each executive that are attributable to objective performance measures and personal performance as set forth in the following table:

	Objective
	Performance	Personal
Executive	Measures	Performance
Scott W. Fordham	50%	50%
Dallas E. Lucas	50%	50%
William J. Reister	40%	60%
Telisa Webb Schelin	30%	70%
James E. Sharp	20%	80%

The committee set objective performance measures for the executives and utilized a mix of these objective measures and a subjective review of personal performance for setting 2014 cash incentive compensation. The committee set threshold, target, and maximum levels with respect to each of these measures, which were weighted between 10% and 20%. The following table sets forth information about each performance-based measure for 2014:

Factor	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Performance	Actual Performance Factor
Net Operating Income
(at ownership share)	$149.5 million	$161.7 million	$174.0 million	$163.8 million	108.5%

Leases Signed and
Commencing
(in square feet)	1.55 million	1.82 million	2.09 million	1.91 million	115.9%

Net Effective Rent
(per square foot)	$7.52	$8.84	$10.17	$10.13	148.5%
Total Net Effective Rent	$13.2 million	$15.5 million	$17.8 million	$18.4 million	150.0%

Tenant Retention
(in square feet)	507,223	596,733	686,242	690,887	150.0%

Year-end Occupancy	85.6%	87.6%	89.6%	87.9%	109.1%

Controllable General
& Administrative
Expenses	$15.5 million	$14.8 million	$14.0 million	$14.2 million	137.6%

If the threshold level is not satisfied with respect to a particular measure, the actual performance factor would be zero with respect to that factor. If performance exceeds the threshold level but does not satisfy the target level, the actual performance factor would range on a sliding scale between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the actual performance factor would range on a sliding scale between 100% and 150% with respect to that factor. The factor used to determine the amount an executive could earn in 2014 in cash incentive compensation was the average of the actual performance factors for each of the performance-based measures, which were weighted between 10% and 20%. Notwithstanding the formulas described above, our compensation committee retains the discretion and flexibility to increase or decrease the actual performance factor with respect to any particular measure or any particular officer to more appropriately reflect actual performance, market conditions, unanticipated circumstances, and other factors in the committee’s sole discretion. In relation to personal performance, the committee considered each executive’s role in connection with the significant accomplishments of the Company’s key objectives in 2014. Based on the actual performance factors and each executive’s personal performance, the compensation committee awarded each executive between 116% and 123% of the established percentages of the executive’s target attributable to each of the objective performance measures and personal performance.

Long-Term Equity Incentive Compensation. The objective of our long-term equity incentive award program, which is administered through our 2005 Incentive Award Plan, is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies, as well as to promote a performance-focused culture by rewarding employees, including our executives, based upon the achievements of the Company and individual performance. Our compensation committee believes that equity awards are necessary to successfully attract qualified employees, including the executives, and will continue to be an important incentive for promoting employee retention going forward. The 2014 equity awards for the executives were determined by the compensation committee, in consultation with the chief executive officer (with respect to all awards except his own), based on the initial award targets determined by the committee in consultation with FPL Associates. For a description of the target equity incentive awards for each of our executives, please see “– Employment Agreements” below.

Our compensation committee made restricted stock awards under our 2005 Incentive Award Plan in January 2014. The 2014 awards, which were based on 2013 performance, were made at the same actual performance factor and personal performance factor for each executive as annual cash incentive compensation as described in our 2014 proxy statement.

Our compensation committee also made restricted stock awards under our 2005 Incentive Award Plan in January 2015. The 2015 awards, which were based on 2014 performance, were made at the same actual performance and personal performance factors as previously described herein. The compensation committee believes that an emphasis on performance measures will drive our long-term success. Based on the actual performance factors and each executive’s personal performance, the compensation committee awarded each executive between 116% and 123% of the established percentages of the executive’s target attributable to each of the objective performance measures and personal performance.

Benefits. All full-time employees, including our executives, may participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability and life insurance, and our 401(k) plan. We do not have any special benefits or retirement plans for our executives.

Severance. Under their employment agreements, each of our executives is entitled to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “–Employment Agreements” and “–Potential Payments upon Termination or Change of Control.”

2005 Incentive Award Plan

The 2005 Incentive Award Plan was approved by our board of directors on March 28, 2005, and our stockholders on May 31, 2005.  The 2005 Incentive Award Plan expired on March 28, 2015. The 2005 Incentive Award Plan is administered by our compensation committee. Employees, non-employee directors, and certain consultants of ours and our subsidiaries were eligible to be granted stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the 2005 Incentive Award Plan at the discretion of our compensation committee. We anticipate that providing such persons with interests and awards of this nature will result in a closer alignment of their interests with our own interests and those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with the Company.

As of December 31, 2014, we had outstanding options to purchase 12,495 shares of our common stock at a weighted average exercise price of $40.13, all of which are held by our independent directors. These options have a maximum term of ten years and became exercisable one year after the date of grant.

As of December 31, 2014, we also had 118,563 shares of restricted stock outstanding that were granted to employees, including our executives, with a weighted average grant date fair value of $24.76 per share. Restrictions on these shares lapse in 25% increments annually over the four-year period following the grant date.

As of December 31, 2014, we had 13,839 restricted stock units outstanding that were granted to our independent directors with a weighted average grant date fair value of $25.69 per unit. These units vest 13 months after the grant date. Subsequent to vesting, the restricted stock units will be converted to an equivalent number of shares of common stock upon the earlier to occur of the following events or dates: (i) separation from service for any reason other than cause; (ii) a change in control of the Company; (iii) death; or (iv) specific dates chosen by the independent directors that range from June 2015 to June 2019.

Risk Management

The compensation committee was involved in negotiating each of the employment agreements with our executives. The committee believes that our compensation policies and practices do not encourage our employees to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on the Company. The compensation committee considered a variety of factors, including base salary, annual cash incentive compensation, and long-term equity incentive compensation opportunities available to our executives. The committee believes that the combination of the following factors should lead to executive and employee behavior that is consistent with our overall objectives and risk profile.

Impact of Regulatory Requirements on Executive Compensation

Section 162(m). Substantially all of the services rendered by our executives were performed on behalf of Tier OP or its subsidiaries. The IRS has issued a series of private letter rulings that indicate that compensation paid by an operating partnership to executives of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but have no reason to believe that the same conclusion would not apply to us.

Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), generally affects the federal income tax treatment of most forms of deferred compensation by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income. The committee considers the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to our executives and other employees and service providers.

Section 280G and 4999. Sections 280G and 4999 of the Code limit a company’s ability to deduct, and impose excise taxes on, certain “excess parachute payments” (as defined in Sections 280G and 4999 of the Code and related regulations) paid to each service provider (including an employee or officer) in connection with a change of control of the company (as set forth in Sections 280G and 4999 of the Code and related regulations). The committee considers the potential adverse tax impact of Sections 280G and 4999 of the Code, as well as other competitive factors, in structuring certain post-termination compensation or other compensation that might be payable to our executives and other employees and service providers in connection with a change of control of the company.

Accounting Rules

We account for stock-based employee compensation (currently restricted stock) using the fair value based method of accounting, which requires that the fair value of stock-based employee compensation awards with service conditions be measured at the grant date of the award and amortized into expense over the appropriate vesting period. If an award is forfeited, previously recognized compensation expense related to the forfeited award is reversed, and no additional compensation expense is recognized.

Summary Compensation Table

Prior to September 1, 2012, we did not have any employees and did not compensate our executives. BHT Advisors was responsible for managing our day-to-day operations. Each of our executives was an employee of an affiliate of BHT Advisors and was compensated by this affiliate for services performed by BHT Advisors on our behalf. On August 31, 2012, we entered into the self-management transaction. As a result of that transaction, we hired, and entered into employment contracts with, our executives and began paying compensation to these persons. As a result, the table below reflects compensation paid to our executives beginning September 1, 2012.

Name and Principal Position	Year	Salary($)	Bonus($)(2)	Stock Award($)(3)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)	Total($)

Scott W. Fordham	2014	456,472	–	722,208	611,100(4)	19,920(7)	1,809,700

Chief Executive Officer and President	2013	328,575	–	650,000	361,104(5)	11,970(7)	1,351,649
	2012	116,667(1)	325,000	–	–	4,990(8)	446,657

Dallas E. Lucas	2014	209,551(6)	–	–	254,940(4)(6)	4,472(7)	468,963

Chief Financial Officer and Treasurer	2013	–	–	–	–	–	–
	2012	–	–	–	–	–	–

William J. Reister	2014	260,333	–	389,992	248,087(4)	20,334(7)	918,746

Chief Investment Officer and Executive Vice President	2013	252,750	–	350,000	222,218(5)	7,866(7)	832,834
	2012	91,667(1)	200,000	–	–	5,128(8)	296,795

Telisa Webb Schelin	2014	234,299	–	279,719	183,416(4)	19,692(7)	717,126

Chief Legal Officer, Executive Vice President and Secretary	2013	227,475	–	250,000	167,497(5)	10,265(7)	655,237
	2012	83,333(1)	150,000	–	–	4,909(8)	238,242

James E. Sharp	2014	225,000	–	100,592	88,243(4)	17,880(7)	431,715

Chief Accounting Officer and Executive Vice President	2013	210,125	–	90,000	73,897(5)	5,290(7)	379,312
	2012	73,333(1)	65,000	–	–	4,941(8)	143,274

(1)          Includes base salary paid from September 1 to December 31, 2012.

(2)          Represents amounts paid for performance in respect of 2012 although not paid until 2013. As part of the self-management transaction, the Company agreed to pay full-year 2012 bonuses.

(3)          Reflects the grant date fair value of such restricted stock awards. For information regarding the valuation of grants of restricted stock made in 2013 and 2014, see Note 12 (Equity) to the consolidated financial statements.

(4)          Represents amounts paid for performance in respect of 2014 although not paid until 2015.

(5)          Represents amounts paid for performance in respect of 2013 although not paid until 2014.

(6)          Prorated from date of hire on May 27, 2014.

(7)          Includes amounts paid for long-term and short-term disability insurance, long-term care insurance (other than Mr. Lucas), 401(k) match, and mobile phone reimbursements.

(8)          Includes amounts paid for long-term and short-term disability insurance, long-term care insurance, legal fees in connection with the negotiation of employment agreements, and mobile phone reimbursements.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards made to our executives during the fiscal year ended December 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name and Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards; Shares of Stock(#)	Grant Date Fair Value of Stock and Option Awards($)(2)
Scott W. Fordham
Annual Non-Equity Incentive	3/21/14	262,500	525,000	787,500
Time-Based Restricted Stock	1/30/14				28,659	722,208

Dallas E. Lucas (3)
Annual Non-Equity Incentive	5/27/14	105,000	210,000	315,000
Time-Based Restricted Stock	1/30/14				—	—

William J. Reister
Annual Non-Equity Incentive	3/21/14	104,133	208,266	312,399
Time-Based Restricted Stock	1/30/14				15,475	389,992

Telisa Webb Schelin
Annual Non-Equity Incentive	3/21/14	78,490	156,980	235,470
Time-Based Restricted Stock	1/30/14				11,100	279,719

James E. Sharp
Annual Non-Equity Incentive	3/21/14	36,000	72,000	108,000
Time-Based Restricted Stock	1/30/14				3,991	100,592

(1)          The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum cash amounts that our named executives were eligible to earn in 2014 under our annual non-equity incentive program although not paid until 2015. The “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation” table reflects the actual cash amounts earned under this plan for 2014.

(2)          Reflects the grant date fair value of such restricted stock awards. For information regarding the valuation of grants of restricted stock made in 2014, see Note 12 (Equity) to the consolidated financial statements.

(3)          Prorated from date of hire on May 27, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding restricted stock awards under our 2005 Incentive Award Plan that have not vested for each of the executives as of December 31, 2014.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(#)(1)	Market Value of Shares of Stock That Have Not Vested($)(2)
Scott W. Fordham	48,920	1,314,969
Dallas E. Lucas	—	—
William J. Reister	26,985	725,357
Telisa Webb Schelin	18,893	507,844
James E. Sharp	6,796	182,676

(1)          The vesting period for each grant was four years.

(2)          Based on the October 30, 2014, estimated valuation of $26.88 per share.

Stock Vested in Last Fiscal Year

The following table sets forth information with respect to restricted stock awards under our 2005 Incentive Award Plan that vested for each of the executives during the year ended December 31, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock Acquired on Vesting(#)	Market Value Realized on Vesting($)(1)
Scott W. Fordham	4,746	119,599
Dallas E. Lucas	—	—
William J. Reister	2,449	61,715
Telisa Webb Schelin	1,749	44,075
James E. Sharp	629	15,851

(1)    Based on the November 1, 2013, estimated valuation of $25.20 per share.

Employment Agreements

We have employment agreements, as amended, (collectively, the “Employment Agreements”) with each of the following executive officers: Scott W. Fordham, our Chief Executive Officer and President; Dallas E. Lucas, our Chief Financial Officer and Treasurer; William J. Reister, our Chief Investment Officer and Executive Vice President; Telisa Webb Schelin, our Chief Legal Officer, Executive Vice President and Secretary; and James E. Sharp, our Chief Accounting Officer and Executive Vice President. The term of these Employment Agreements ends on July 15, 2018, provided that the term will automatically continue for an additional one-year period unless either party provides 60 days written notice of non-renewal prior to the expiration of the initial term. These agreements were approved by our compensation committee. The compensation committee reviewed market materials related to executive contracts and retained its own legal counsel and independent compensation consultant to, among other things, negotiate the terms of the agreements. See “–Determination of Executive Compensation” above.

Compensation. During the initial term of each employment agreement, we pay each executive an annual base salary, which is set forth in the table below for 2015. However, the base salary is reviewed annually and may not be reduced without the executive’s consent. In addition, during the term of each employment agreement, each executive is eligible to receive cash incentive compensation as determined by the compensation committee. Each executive’s target annual incentive compensation is equal to a percentage of his or her base salary, also as set forth below. The cash incentive compensation is predicated on both objective corporate and individual measures to be mutually agreed upon between the executive and the compensation committee. The amount of cash incentive compensation awarded to the executive each year must be reasonable in light of the contributions made by the executive for the year in relation to the contributions made and incentive compensation awarded to the other executives for the same year.

Name	Minimum Annual Base Salary for 2015	Target Annual Cash Incentive Compensation (as % of annual base salary)
Scott W. Fordham	$650,000	120%
Dallas E. Lucas	$360,000	120%
William J. Reister	$300,000	80%
Telisa Webb Schelin	$300,000	75%
James E. Sharp	$250,000	40%

During the initial term, each executive is also eligible to receive equity awards under the 2005 Incentive Award Plan and any other successor plan, at the discretion of the compensation committee. Each executive’s target annual long-term incentive award is equal to a percentage, as set forth in the table below, of the executive’s base salary plus the target annual cash incentive compensation. The amount of each equity award granted to the executive must be reasonable in light of the contributions made, or anticipated to be made, by the executive for the period for which that equity award is made.

Name	Target Annual Long-Term Incentive Award (as % of annual base salary + target annual cash incentive compensation)
Scott W. Fordham	82%
Dallas E. Lucas	82%
William J. Reister	78%
Telisa Webb Schelin	75%
James E. Sharp	33%

Payments Upon Termination or a Change of Control. Under the employment agreements, we are required to provide any earned compensation and other vested benefits to the executives in the event of a termination of employment. In addition, each executive will have the right to additional compensation and benefits depending upon the manner of termination of employment, as summarized below.

During the term of each employment agreement, we may terminate the agreement with or without “cause,” defined as, among other things, the executive’s dishonest or fraudulent action, willful misconduct or gross negligence in the conduct of his or her duties to us, or the executive’s material uncured breach of the employment agreement. In addition, each executive may terminate his or her employment agreement for “good reason,” defined as, among other things, a material breach of the employment agreement by us. If we terminate the executive’s employment without “cause” or if the executive terminates for “good reason:”

•                              we will pay the executive an amount equal to the product of: (1) a “Severance Multiple,” equal to 2.6 for Mr. Fordham, 2.25 for each of Messrs. Lucas and Reister and Ms. Schelin, and 1.75 for Mr. Sharp; and (2) the sum of: (a) the executive’s base salary and (b) the greater of: (i) the executive’s target annual cash incentive compensation; or (ii) the average of the annual cash incentive compensation received by the executive each year during the term of his or her employment agreement;

•                              all equity awards with time-based vesting will immediately vest in accordance with their terms, and each equity award with performance vesting will vest at the greater of: (1) the target amount of the award, if applicable; or (2) an amount based on our performance from the commencement of the performance period through the date of termination, multiplied by a fraction, the numerator of which will be equal to the number of days the executive was employed by us from the commencement of the performance period through the date of termination and the denominator of which will be equal to the total number of days in the performance period; and

•                              if the executive was participating in our group medical, vision, and dental plan immediately prior to the date of termination, then we will pay to the executive a lump sum payment equal to: (1) eighteen times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive and his or her dependents in the month immediately preceding the date of termination plus (2) the amount we would have contributed to their health reimbursement arrangement for eighteen months from the date of termination if the executive had remained employed by us.

If the executive’s employment is terminated within eighteen months after the occurrence of the first event constituting a “change in control” (as defined in the employment agreements) of us or the operating partnership, each employment agreement provides that all equity awards with time-based vesting will immediately vest and each equity award with performance vesting will vest at the greater of: (1) the target amount of the award, if applicable, or (2) a prorated amount based on our performance from the commencement of the performance period through the end of the calendar month immediately preceding the change in control. Further, during the initial term, if within eighteen months after a change in control, we terminate the executive’s employment without “cause” or the executive terminates his or her employment for “good reason”:

•                              we will pay the executive a lump sum in cash in an amount equal to the product of: (1) the Severance Multiple (defined above for each executive) and (2) the sum of (a) the executive’s current base salary (or the executive’s base salary in effect immediately prior to the change in control, if higher) and (b) the greater of: (i) the executive’s target annual cash incentive compensation or (ii) the average of the annual cash incentive compensation received by the executive during the term of his or her employment agreement; and

•                              if the executive was participating in our group medical, vision, and dental plan immediately prior to the date of termination, then we will pay to the executive a lump sum payment equal to: (1) eighteen times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive and his or her dependents in the month immediately preceding the date of termination plus (2) the amount we would have contributed to their health reimbursement arrangement for eighteen months from the date of termination if the executive had remained employed by us.

If an executive’s employment agreement is terminated upon death or disability, we will pay (1) a lump sum in cash in an amount equal to the executive’s base salary and (2) the pro rata portion of any cash incentive compensation that would have been earned during the year of the termination.

Other Terms and Conditions. During the term of the employment agreements (including any extensions) and for a period of fifteen months thereafter, each executive has agreed to certain non-competition and non-solicitation provisions. The executives have also agreed to certain non-disclosure and non-disparagement provisions both during and after their employment with us.

Potential Payments upon Termination or Change of Control

The following table summarizes the potential cash payments and estimated equivalent cash value of unvested equity awards and other benefits that would be payable to our executives or immediately vest under the terms of their employment agreements described above upon termination of those agreements under the various scenarios listed below, assuming the event took place on December 31, 2014 (without regard to any potential reductions required under the employment agreements for amounts in excess of Section 280G thresholds):

Name	Without Cause/ For Good Reason (1)	Change-in-Control (Termination Without Cause/ For Good Reason) (1)	Death/Disability (2)

Scott W. Fordham	$4,693,674	$4,693,674	$1,136,100

Dallas E. Lucas	$1,867,521	$1,867,521	$604,940

William J. Reister	$2,083,404	$2,083,404	$508,420

Telisa Webb Schelin	$1,631,702	$1,631,702	$417,715

James E. Sharp	$834,780	$834,780	$313,243

(1)

Includes the lump sum payment to the executive if he or she was participating in our group medical, vision, and dental plans immediately prior to the date of termination (assuming premiums as of December 31, 2014).

(2)

Excludes the fair value of unvested equity awards that would immediately vest upon the executive’s death or disability pursuant to the terms of restricted stock award agreements. The fair value of unvested equity awards are $1,314,992, $709,260, $507,848, and $182,708 for Mr. Fordham, Mr. Reister, Ms. Schelin, and Mr. Sharp, respectively.

The amounts described above do not include payment or benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment, including, but not limited to, accrued vacation.

Directors’ Compensation

We pay each director the following annual retainers and per meeting fees. The retainers and meeting fees are paid quarterly in arrears. Additionally, all directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings. However, we do not pay any of the fees described herein to any director designated by Services Holdings that also serves as an officer of, or provides consulting services to, the Company. As of the date of this proxy statement, neither of the persons designated by Services Holdings serves as an officer of, or provides consulting services to, the Company.

Retainer for Service as a Director	$40,000
Retainer for Non-Executive Chairman of the Board	$27,000
Retainer for Chairman of the Audit Committee	$15,000
Retainer for Chairman of the Compensation Committee	$10,000
Retainer for Chairman of the Nominating Committee	$7,500
In-Person Board/Committee Meeting Fee	$2,000
Telephonic Board/Committee Meeting Fee or Written Consent	$1,000

Annually upon election as a director, each independent director is granted $50,000 of restricted stock units. Following our annual meeting of stockholders on June 18, 2014, each of Messrs. Dannis, Partridge, and Witten were granted 1,984 restricted stock units based on the estimated valuation of our common stock of $25.20 per share as of the grant date. These units vested on July 19, 2015. Subsequent to the vesting, the restricted stock units will be converted to an equivalent number of shares of common stock upon the earlier to occur of the following events or dates: (1) separation from service for any reason other than cause; (2) a change in control of the Company; (3) death; or (4) specific dates chosen by the independent directors, which for Messrs. Partridge and Witten is June 18, 2017, upon which 50% of the restricted stock units will be converted, and June 18, 2018, upon which the remaining 50% will be converted, provided, however, that following the issuance on June 18, 2017, the remaining 50% will be converted immediately upon the occurrence of any of the foregoing events in (1), (2), or (3) prior to June 18, 2017; and for Charles G. Dannis is June 18, 2018. Upon his election as a director on July 21, 2014, Mr. Gilchrist was granted 1,653 restricted stock units based on the estimated valuation of our common stock of $25.20 per share as of the grant date. Mr. Gilchrist’s units vested on August 22, 2015, and subsequent to vesting, his restricted stock units were converted to an equivalent number of shares of common stock.

For the 2014 grants to independent directors, because our shares were not listed on a national stock exchange at the time of the grants, the “fair market value” of our shares, as defined in the 2005 Incentive Award Plan, was equal to the estimated per share value of our common stock as established from time to time by the board pursuant to a valuation policy.

The following table further summarizes compensation earned by the directors for their service in 2014:

Name	Fees Earned or Paid in Cash($)(1)	RSU Awards($)(2)	Total($)
Charles G. Dannis	157,775	50,000	207,775
Robert S. Aisner	73,000	—	73,000
Richard I. Gilchrist	48,192	41,668	89,860
M. Jason Mattox	72,000	—	72,000
Steven W. Partridge	140,000	50,000	190,000
G. Ronald Witten	122,500	50,000	172,500

Note:  Mr. Herzog was not elected to the board until April 2015.

(1)          Includes fourth quarter 2014 fees paid to each director in January 2015.

(2)          Reflects the grant date fair value of restricted stock units convertible into shares of common stock granted to each independent director during 2014.

PROPOSAL TWO –
NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE
OFFICER COMPENSATION

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K.  This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.  Under Section 14A(a)(1) of the Exchange Act, generally, each public company must submit a say-on-pay proposal to its stockholders not less frequently than once every three years.  At the Company’s 2013 Annual Meeting of Stockholders, the Company’s stockholders voted in favor of conducting future say-on-pay proposals on an annual basis. Based on this result, and other factors considered by the Company and its board of directors, the Company determined that it will hold future say-on-pay proposals on an annual basis until the next vote on the frequency of say-on-pay votes is conducted.

As required by Section 14A of the Exchange Act, we are seeking a vote upon a non-binding advisory resolution to approve the compensation arrangements with our named executive officers as disclosed in the section of this proxy statement entitled “Compensation Discussion and Analysis” and as set forth in the compensation tables. Accordingly, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of votes cast is required for approval of this resolution.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THIS RESOLUTION.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement.  Please read the “Compensation Discussion and Analysis” beginning on page 14 for additional details about our executive compensation program.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the compensation committee.  However, the compensation committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal, along with other relevant factors, into account in its future decisions regarding the compensation of our named executive officers.

PROPOSAL THREE –
APPROVAL OF THE TIER REIT, INC. 2015 EQUITY INCENTIVE PLAN

Introduction

Our board believes that stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in us.  Our board anticipates that providing such persons with a direct stake in us will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

We previously maintained the 2005 Incentive Award Plan (the “2005 Plan”) which expired on March 28, 2015.  Since the expiration of the 2005 Plan, we have been unable to make equity grants to our employees and directors.

On July 30, 2015, the board, upon the recommendation of the compensation committee, adopted the TIER REIT, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to the approval of our stockholders.  The 2015 Plan provides flexibility to the compensation committee to use various equity-based incentive awards as compensation tools to motivate our workforce as well as make equity grants to our non-employee directors and consultants.  A copy of the 2015 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.  Stockholder approval of this proposal will also allow certain awards granted under the 2015 Plan to qualify as performance-based compensation exempt from the cap imposed by Section 162(m) of the Code on our tax deduction with respect to compensation paid to certain executive officers.

Shares Available for Issuance. We have reserved 2,500,000 shares for issuance under the 2015 Plan.  The number and type of shares that could be issued under the 2015 Plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits or is consolidated or we are recapitalized.  If this occurs, the exercise price of the options and the number of shares underlying outstanding awards granted prior to the adjustment will be correspondingly adjusted.

Burn Rate.  The following table sets forth information regarding historical awards granted and earned for the 2012 through 2014 period, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years:

	2014	2013	2012
Stock Options Granted	—	—	2,499
Full-Value Shares and Units Granted	82,615	77,827	—
Total Awards Granted	82,615	77,827	2,499
Weighted average common shares outstanding during the fiscal year	49,875,899	49,865,310	49,728,721
Annual Burn Rate	0.17%	0.16%	*
Three-Year Average Burn Rate	0.11%

*Less than 0.1%

As of September 1, 2015, there were stock options to acquire 12,495 shares of common stock outstanding under the Company’s equity compensation plans with a weighted average exercise price of $40.13 and weighted average remaining term of 4.9 years.  In addition, as of September 1, 2015, there were 201,746 full-value awards outstanding under the Company’s equity compensation plans.  Other than the foregoing, no other awards under the Company’s equity compensation plans were outstanding as of September 1, 2015.

Summary of Material Features of the 2015 Plan

The material features of the 2015 Plan are:

•                              The maximum number of shares of common stock to be issued under the 2015 Plan is 2,500,000.  The shares we issue under the 2015 Plan will be authorized but unissued shares or shares that we reacquire.  The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock or are otherwise terminated (other than by exercise) under the 2015 Plan will be added back to the shares of common stock available for issuance under the 2015 Plan;

•                              The maximum value of all awards granted under the 2015 Plan and all other cash compensation paid by us to any of our non-employee directors in any calendar year may not exceed $400,000;

•                              Shares tendered or held back for taxes will not be added back to the reserved pool under the 2015 Plan.  Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool.  Additionally, shares reacquired by us on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•                              The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•                              Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•                              No dividends or dividend equivalents may be paid on full-value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•                              Any material amendment to the 2015 Plan is subject to approval by our stockholders; and

•                              The term of the 2015 Plan will expire on December 3, 2025.

Based solely on the closing price of our common stock as reported by the NYSE on September 1, 2015, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is $34,975,000.

Qualified Performance-Based Compensation Under Code Section 162(m)

To ensure that certain awards granted under the 2015 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that either the board or the compensation committee (in either case, the “Administrator”) may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings per share; (2) net income (before or after taxes); (3) return measures (including, but not limited to, return on assets, equity or sales); (4) cash flow return on investments which equals net cash flows divided by owners equity; (5) earnings before or after taxes, depreciation and/or amortization; (6) gross revenues; (7) operating income (before or after taxes); (8) total stockholder returns; (9) corporate performance indicators (indices based on the level of certain services provided to customers); (10) cash generation, profit and/or revenue targets; (11) growth measures, including revenue growth; (12) share price (including, but not limited to, growth measures and total stockholder return); (13) funds from operation or adjusted funds from operation; and/or (14) and/or pre-tax profits, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle.  Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock (subject to adjustments for stock splits and similar events) or $10 million in the case of a performance-based award that is a cash-based award for any performance cycle.

Summary of the 2015 Plan

The following description of certain features of the 2015 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix A.

Plan Administration.  The 2015 Plan will be administered by the Administrator. Under the 2015 Plan, the Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan.  The Administrator may delegate to our Chief Executive Officer or other officer of the Company the authority to grant certain awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to applicable state law and certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2015 Plan will be those full or part-time officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator in its discretion.  Approximately 138 individuals are currently eligible to participate in the 2015 Plan, which includes five officers, 126 employees who are not officers, and 7 non-employee directors.

Plan Limits.  The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.  If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.  If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $10 million.  The maximum value of all awards granted under the 2015 Plan and all other cash compensation paid by us to any of our non-employee directors in any calendar year may not exceed $400,000.

Stock Options.  The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify.  Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options.  Incentive stock options may only be granted to employees of the Company and its subsidiaries.  Non-qualified options may be granted to any persons eligible to receive incentive options and to independent directors, consultants and advisors.  The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant.  Fair market value for this purpose will be the closing sale price of the shares of common stock on the NYSE on the date of grant.  The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant.  The Administrator will determine at what time or times each option may be exercised.  Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.  In general, unless otherwise permitted by the Administrator, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and are not subject to restrictions.  Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee.  In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine.  Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price.  The exercise price may not be less than the fair market value of the common stock on the date of grant.  The maximum term of a stock appreciation right is ten years.  The exercise price of a stock appreciation right may not be reduced after the date of the grant, other than to appropriately reflect changes in our capital structure.

Restricted Stock.  The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units.  The Administrator may award restricted stock units to any participants.  Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period.  In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code.  During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.  The Administrator may also grant shares of common stock that are free from any restrictions under the 2015 Plan.  Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards.  The Administrator may grant performance share awards to any participant, which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Administrator shall determine.

Dividend Equivalent Rights.  The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.  However, dividend equivalent rights may not be granted with respect to stock options or stock appreciation rights.  Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.  Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards.  The Administrator may grant cash bonuses under the 2015 Plan to participants.  The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Sale Event Provisions.  The 2015 Plan provides that upon the effectiveness of a “sale event” as defined in the 2015 Plan, the parties to the sale event may agree that awards granted under the 2015 Plan will be assumed or continued by the successor entity. If the awards are not assumed, then all outstanding awards will terminate upon the effective time of the sale event.  In such case, except as otherwise provided by the Administrator in the award agreement or in any other written agreement between the Company and a participant, all stock options and stock appreciation rights will automatically become fully exercisable, the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived.  Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Administrator’s discretion or as provided in the award agreement.

In addition to or in lieu of the treatment described above, the Administrator may, (1) upon written notice to affected participants, provide that one or more stock options or stock appreciation rights then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such stock options and stock appreciation rights shall terminate or (2) provide that one or more stock options and stock appreciation rights then outstanding shall be terminated, in whole or in part, in exchange for a cash payment equal to the excess of the fair market value (as determined by the Administrator in its sole discretion) of the shares subject to such option or stock appreciation right over the exercise price thereof.  The Administrator may also provide a cash payment for other awards.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2015 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards.  Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of an award a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount.  The Administrator may also require that awards be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination.  The board may at any time amend or discontinue the 2015 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.  However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.  The board, in its discretion, may determine to make any Plan amendments subject to approval by our stockholders for purposes of complying with applicable stock exchange requirements, ensuring the qualified status of incentive options or ensuring that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.  In no event may the Administrator reduce the exercise price of outstanding stock options or stock appreciation rights or effect the repricing of stock options or stock appreciation rights through cancellation and re-grants or cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price.

Effective Date of 2015 Plan.  The board adopted the 2015 Plan on July 30, 2015, and the 2015 Plan becomes effective on the date it is approved by stockholders.  Unless sooner terminated, the 2015 Plan will terminate on December 3, 2025, and no award may be granted under the 2015 Plan on and after such date.

New Plan Benefits

Because the grant of awards under the 2015 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan.  It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option.  If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes.  The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount.  Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option.  Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).  In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted.  Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.  Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.  Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  Participants are typically subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non -forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code.  Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, our deduction for certain awards under the 2015 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).  The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of votes cast is required for the approval of the 2015 Plan.  In addition, the rules of the NYSE require that votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions).  The NYSE treats abstentions as votes cast, but does not treat broker non-votes as votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2015 PLAN.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 regarding: (1) the number of shares of our common stock to be issued upon the exercise of outstanding options, warrants and rights; (2) the weighted average exercise price of such options, warrants and rights, and (3) the number of shares of our common stock remaining available for future issuance under our equity compensation plans other than outstanding options, warrants and rights.

Plan category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities referenced in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders:	26,334(1)	$40.13(2)	_(3)

Equity Compensation Plans not approved by Stockholders:	N/A	N/A	N/A

(1)          Includes 12,495 shares of common stock issuable upon the exercise of outstanding options and 13,839 shares of common stock issuable upon the vesting of restricted stock units. Does not include 118,563 shares of restricted stock as they have been reflected in our total shares outstanding.

(2)          Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)          The 2005 Plan expired on March 28, 2015.

PROPOSAL FOUR –
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected and appointed the firm of Deloitte & Touche LLP to act as our independent registered public accounting firm for 2015.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interest and the best interests of our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

In choosing our independent registered public accounting firm, the audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established and any material issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of any such firm.

One or more representatives of Deloitte & Touche LLP have been invited and may be present at the annual meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of votes cast is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

INDEPENDENT ACCOUNTING FIRM FEES AND SERVICES

Audit and Other Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Audit Fees (1)	$730,100	$713,300
Audit Related Fees (2)	27,940	22,578
Tax Fees (3)	49,350	67,987
All Other Fees	—	—
Total Fees	$807,390	$803,865

(1)          Audit fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q.

(2)          Audit-related fees consist principally of assistance with audits of subsidiary entities of the Company, responses to SEC comment letters and review of the Current Reports on Form 8-K filed with the SEC during 2013 and 2014.

(3)          Tax fees consist principally of assistance with matters related to tax compliance, tax planning, and tax advice.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee must approve, in advance, any fee for services to be performed by the Company’s independent registered public accounting firm. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $25,000, the audit committee must be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $25,000 and over, the audit committee must be provided with a detailed explanation of what services are being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm. If additional amounts are needed, the audit committee must approve the increased amounts prior to the previously approved maximum being reached and before the additional work may continue. Approval by the audit committee may be granted at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. Management is required to report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the audit committee on a regular basis.

The audit committee approved all of the services provided by, and fees paid to, the Deloitte Entities during the years ended December 31, 2014 and 2013, respectively.

CERTAIN TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Our charter contains provisions setting forth our ability to engage in certain related party transactions. Our board reviews all of the related party transactions and, as a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction our directors will consider whether the transaction between us and the related party is fair and reasonable to us and, in the case of loans to related parties, no less favorable to us than comparable loans between unaffiliated parties.

Related Party Transactions

We previously purchased certain administrative services from BHT Advisors, such as human resources, shareholder services, and information technology. Effective June 30, 2015, we terminated the administrative services agreement and now perform each of these services internally. We also have paid, and will continue to pay, BHT Advisors acquisition fees related to the development of Two BriarLake Plaza. Upon notice of termination, we paid BHT Advisors approximately $2.7 million, which represents 0.75 times the gross amount of all service charges payable with respect to such terminated services for the trailing 12-month period ending with the last full month prior to the delivery of notice of termination.

HPT Management previously provided property management services for our properties. Effective June 30, 2015, we internalized the management of our properties and exercised our buyout option, whereupon (1) the property management agreement with HPT Management was terminated; (2) HPT Management irrevocably waived the non-solicitation and non-hire provisions of the management agreement with respect to certain persons, including employees of HPT Management providing property management functions on our behalf; and (3) we hired all of HPT’s property management personnel providing property management functions on our behalf. We paid HPT Management approximately $7.5 million, which represents 0.8 times the gross amount of all management and oversight fees earned by HPT Management under the management agreement for the trailing 12-month period ending with the last full month prior to delivery of the notice.

Current board members, Messrs. Robert S. Aisner and M. Jason Mattox, serve as officers and are partial owners of the ultimate parent entity of BHT Advisors and HPT Management.

In August 2012, we paid BHT Advisors approximately $1.5 million in consideration for certain assets located at our corporate offices and used in our business, such as IT equipment and office furniture; for the license under the license agreement regarding our use of the “Behringer Harvard” name and logo; and for the other agreements, covenants, and obligations of Services Holdings and its affiliates in connection with the self-management transaction. Approximately $1.4 million of this amount was reflected in our other intangible assets and approximately $0.1 million was expensed. In June 2013, we changed our name to TIER REIT, Inc. and no longer use the Behringer Harvard name or logo, and the intangible asset was fully amortized.

The following is a summary of the related party fees and costs we incurred with these entities during the years ended December 31, 2014, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2014	2013	2012
BHT Advisors, acquisition fees	$704	$934	$106
BHT Advisors, debt financing fees	—	—	660
BHT Advisors, asset management fee	—	—	10,484
BHT Advisors, other fees and reimbursement for services provided	2,328	2,426	3,766
HPT Management, property and construction management fees	11,369	13,191	13,931
HPT Management, reimbursement of costs and expenses	18,557	21,022	23,537
Total	$32,958	$37,573	$52,484

Expensed	$30,909	$35,356	$50,668
Capitalized to deferred financing fees	—	—	660
Capitalized to real estate under development	487	934	106
Capitalized to buildings and improvements, net	1,562	1,283	1,050

Total	$32,958	$37,573	$52,484

At both December 31, 2014 and 2013, we had payables to related parties of approximately $2.0 million, consisting primarily of expense reimbursements payable to BHT Advisors and property management fees payable to HPT Management.

ADDITIONAL INFORMATION

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Only one copy of this proxy statement and the 2014 Annual Report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

If any beneficiary stockholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the 2014 Annual Report or if any stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact Investor Relations by telephone at (972) 483-2460, or by mail at TIER REIT, Inc., Attn: Investor Relations, 5950 Sherry Lane, Suite 700, Dallas, Texas 75225.

Stockholder Proposals for 2016 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2016 annual meeting, written proposals must be received by our corporate secretary no later than 120 days prior to the anniversary of the mailing date of the proxy statement for the 2015 Annual Meeting of Stockholders.  If the date of the 2016 annual meeting is moved more than 30 days prior to, or more than 30 days after, the date of the 2015 Annual Meeting of Stockholders, the deadline for inclusion of proposals in our proxy statement for the 2016 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. Proposals we receive after that date will not be included in the proxy statement for the 2016 annual meeting. We are not required to include stockholder proposals in our proxy materials unless certain other conditions are met.

Further, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws. Our bylaws currently provide that, in order for a stockholder to bring any nominations or business before an annual meeting, certain conditions set forth in Section 2.13 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year, to our corporate secretary. In the event that the mailing date of the notice for the 2016 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the 2015 Annual Meeting of Stockholders, a stockholder’s notice must be delivered not earlier than the 120th day prior to the date of mailing of the notice for the 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the 2016 annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for the 2016 annual meeting is first made.

Our corporate secretary will provide a copy of our bylaws upon written request and without charge.

Stockholder proposals should be submitted in writing and addressed to:  Corporate Secretary, TIER REIT, Inc., 5950 Sherry Lane, Suite 700, Dallas, Texas 75225.

Appendix A

TIER REIT, INC.

2015 EQUITY INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the TIER REIT, Inc. 2015 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of TIER REIT, Inc., a Maryland corporation (the “Company”), Tier Operating Partnership LP, a Texas limited partnership (the “Operating Partnership”) and their Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights and Other Equity-Based Awards contemplated herein.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date set forth in Section 22.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the NYSE or another national securities exchange, Fair Market Value means the closing price of the Stock on the primary exchange on which the Stock is listed on the date of determination; provided that, if there are no trades in the Stock on such date, Fair Market Value means the closing price of the Stock on such primary exchange on the last date preceding such date for which there was at least one trade in the Stock.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company, the Operating Partnership or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Tier Operating Partnership LP, a Texas limited partnership.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Award of Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  earnings per share; net income (before or after taxes); return measures (including, but not limited to, return on assets, equity or sales); cash flow return on investments which equals net cash flows divided by owners equity; earnings before or after taxes, depreciation and/or amortization; gross revenues; operating income (before or after taxes); total stockholder returns; corporate performance indicators (indices based on the level of certain services provided to customers); cash generation, profit and/or revenue targets; growth measures, including revenue growth; share price (including, but not limited to, growth measures and total stockholder return); funds from operation or adjusted funds from operation; and/or pre-tax profits, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.  Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Units” means units of partnership interest, including one or more classes of profits interests in the Operating Partnership.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.   ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)                                 Administration of Plan.  The Plan shall be administered by the Administrator.

(b)                                 Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                                     to select the individuals to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights and Units, or any combination of the foregoing, granted to any one or more grantees;

(iii)                               to determine the number of shares of Stock or, in the case of a Cash-Based Award, the amount of cash, to be covered by any Award;

(iv)                              to determine and, subject to Section 19, modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)                                 to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)                              subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)                           at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator made in good faith shall be binding on all persons, including the Company and Plan grantees.

(c)                                  Delegation of Authority to Grant Awards.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to employees who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)                                 Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)                                  Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)                                 Stock Issuable.  Subject to the provisions of this Section 3(a) or any adjustment as provided in Section 3(c), Awards may be granted under the Plan with respect to 2,500,000 shares of Stock.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, expired or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitation and any adjustment as provided in Section 3(c), the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 2,500,000 and Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)                                 Maximum Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $400,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)                                  Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares of Stock available for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive absent manifest error.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)                                 Mergers and Other Transactions.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate; and except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested and nonforfeitable in connection with a Sale Event to the extent specified in the relevant Award Agreement.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) over (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.  The Company shall also have the option (at its sole discretion) to make or provide for a cash payment to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(e)                                  Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

(a)                                 Award of Stock Options.  The Administrator may grant Stock Options under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)                                 Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)                                  Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)                                 Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)                                  Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i)                                     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)                                  Through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee and that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)                               By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall reasonably prescribe as a condition of such payment procedure; or

(iv)                              With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)                                   Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)                                 Award of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights under the Plan.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)                                 Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)                                  Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)                                 Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)                                 Nature of Restricted Stock Awards.  The Administrator may grant Restricted Stock Awards under the Plan.  A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)                                 Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)                                  Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 19 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)                                 Vesting of Restricted Shares.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.  RESTRICTED STOCK UNITS

(a)                                 Nature of Restricted Stock Units.  The Administrator may grant Restricted Stock Units under the Plan.  A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)                                 Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)                                  Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of his Restricted Stock Units. The Administrator may provide that the grantee shall be credited with Dividend Equivalent Rights with respect to his Restricted Stock Units, provided that if the vesting of the Restricted Stock Units is tied to the attainment of performance goals, the Dividend Equivalent Rights shall accrue and shall not become vested until and to the extent that the performance goals are met with respect to the Restricted Stock Units.

(d)                                 Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 19 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may grant Cash-Based Awards under the Plan.  A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.  PERFORMANCE SHARE AWARDS

(a)                                 Nature of Performance Share Awards.  The Administrator may grant Performance Share Awards under the Plan.  A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals.  The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b)                                 Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares of Stock subject to the Award but not actually received by the grantee.  A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)                                  Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 19 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.  PERFORMANCE-BASED AWARDS

(a)                                 Performance-Based Awards.  The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  Each Performance-Based Award shall comply with the provisions set forth below.

(b)                                 Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)                                  Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Awards.

(d)                                 Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock reserved under the first sentence of Section 3(a) (subject to adjustment as provided in Section 3(c) hereof) or $10 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.  DIVIDEND EQUIVALENT RIGHTS

(a)                                 Dividend Equivalent Rights.  The Administrator may grant Dividend Equivalent Rights under the Plan.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award of Restricted Stock Units, Performance Share Award, Units or Other Equity-Based Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Units or Other Equity-Based Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)                                 Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 19 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights granted as a component of an award of Restricted Stock Units, Performance Share Award, Units or Other Equity-Based Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.  OTHER EQUITY-BASED AWARDS

The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in the Operating Partnership or a Subsidiary (or other affiliate of the Company), with any shares of Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 14 to be subject to Section 3 and the other provisions of the Plan.

SECTION 15.  TRANSFERABILITY OF AWARDS

(a)                                 Transferability.  Except as provided in Section 15(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)                                 Administrator Action.  Notwithstanding Section 15(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that such Award may be transferred.  In such event, the grantee of an Award (who is an employee or director) may transfer his or her Award to his or her immediate family members, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)                                  Family Member.  For purposes of Section 15(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)                                 Designation of Beneficiary.  To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 16.  TAX WITHHOLDING

(a)                                 Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)                                 Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount.  For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee.

SECTION 17.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18.  TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)                                 Termination of Employment.  If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)                                 For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)                                     a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)                                  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 19.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash payment or other Awards.  The Board, in its discretion, may determine to make any Plan amendments subject to approval by the Company’s stockholders for purposes of complying with applicable stock exchange requirement, ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or ensuring that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code.  Nothing in this Section 19, shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 20.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 21.  GENERAL PROVISIONS

(a)                                 No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)                                 Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded, and the Company shall use its reasonable best efforts to ensure such compliance.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as the Administrator may reasonably determine is necessary to comply with applicable law or required to administer the exercise and/or delivery of Awards during the occurrence of a transaction described in Section 3(c) or 3(d).

(c)                                  Stockholder Rights.  Until shares of Stock are deemed delivered in accordance with Section 21(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award; provided, however, that if the record date for a dividend on the Stock occurs after exercise of an option or after Stock otherwise should have been delivered to a grantee pursuant to the terms of the Plan and an Award Agreement, such dividend will be delivered to the grantee promptly upon payment to the Company’s stockholders generally.

(d)                                 Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)                                  Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)                                   Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 22.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 23.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  July 30, 2015

DATE APPROVED BY STOCKHOLDERS:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Easter n T ime the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TIER REIT, INC. 5950 SHERRY LANE SUITE 700 DALLAS, TX 75225 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M96223-P69148 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TIER REIT, INC. The Board of Directors recommends that you vote FOR ALL nominees listed. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. All All ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Richard I. Gilchrist Robert S. Aisner Charles G. Dannis Scott W. Fordham 05) 06) 07) 08) Thomas M. Herzog M. Jason Mattox Steven W. Partridge G. Ronald Witten For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. 3. To approve the Company's 2015 Equity Incentive Plan. 4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournment or postponement thereof. Yes ! No ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2014 Annual Report are available at www.tierreit.com/proxy. M96224-P69148 TIER REIT, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 3, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned stockholder hereby appoints Scott W. Fordham and Telisa Webb Schelin, or either of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all shares of the Company's common and preferred stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Hilton Dallas/Park Cities, 5954 Luther Lane, Dallas, Texas 75225, on December 3, 2015 at 12:00 p.m. Central Time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of their Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast "FOR ALL" nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matters that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side